Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Equity Focus Trusts, S.T.A.R.T. 2003 Series:

We consent to the use of our report dated December 17, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
December 17, 2002